Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

February 11, 2008

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139

Re:                              Automatic Registration Statement on Form S-3 for Convertible Senior Subordinated Notes and Shares of Common Stock Exercisable upon Conversion thereof

Ladies and Gentlemen:

We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), convertible senior subordinated notes (the “Notes”) and the underlying shares of the Company’s common stock, $0.01 par value per share, issuable upon conversion of the Notes (the “Shares”), which may be issued and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  The Notes will be issued pursuant to an indenture (the “Indenture”), proposed to be entered into by the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement.

In connection with this opinion, we have examined the form of Indenture referred to above, including all exhibits and schedules thereto, the Company’s Restated Articles of Organization, and the Company’s Amended and Restated By-laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the United States Federal Laws and the reported judicial decisions interpreting those laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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qualification of the Notes or the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. The Notes and the Shares may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We are basing this opinion on our understanding that, prior to issuing any of the Notes or Shares, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Notes or Shares are to be issued (including the Registration Statement, the prospectus prepared in connection with the Registration Statement, and any supplement or amendment thereto) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Notes or Shares. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon and subject to the foregoing, we are of the opinion that (a) the Notes to be issued and sold by the Company, assuming (i) when issued, will only be issued pursuant to the underwriting agreement and the Indenture, the forms of which are filed as exhibits to the Registration Statement, (ii) that, at the time of the offer, issuance and sale of any Notes, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and no proceedings for that purpose are pending before or contemplated by the Commission, (iii) that there will not have occurred any change in law affecting the validity or enforceability of the Notes, (iv) when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), (v) when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company or a committee thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) the Shares when issued (assuming at such time, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and no proceedings for that purpose are pending before or contemplated by the Commission) upon conversion of the Notes (assuming such Notes are issued in accordance with the assumptions set forth in clause (a)) in accordance with the terms of the Notes and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Company and the Trustee), will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Notes and the underlying Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to (i) the reference to this firm under the under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.